Exhibit 15

April 28, 2021

The Board of Directors and Stockholders of Travel + Leisure Co.
6277 Sea Harbor Drive
Orlando, Florida 32821

We are aware that our report dated April 28, 2021, on our review of the interim condensed consolidated financial statements of Travel + Leisure Co. and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, is incorporated by reference in Registration Statement No. 333-136090 and 333-228435 on Forms S-8.

/s/ Deloitte & Touche LLP
Tampa, Florida